As filed with the U.S. Securities and Exchange Commission on March 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Climb Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2273741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

(Address of principal executive offices) (Zip code)

Climb Bio, Inc. 2021 Equity Incentive Plan

Climb Bio, Inc. 2021 Employee Stock Purchase Plan

Climb Bio, Inc. 2025 Inducement Plan, as amended

(Full title of the plan)

Aoife Brennan, M.B., Ch.B.

President and Chief Executive Officer

Climb Bio, Inc.

20 William Street, Suite 145

Wellesley Hills, Massachusetts 02481

(866) 857-2596

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

Christopher D. Barnstable-Brown

Scott N. Lunin

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

(212) 230-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to an aggregate of (a) 2,388,316 shares of common stock, par value $0.0001 per share (“Common Stock”), issuable under the 2021 Equity Incentive Plan (the “2021 Plan”) of Climb Bio, Inc. (the “Registrant”), (b) 477,663 shares of Common Stock issuable under the 2021 Employee Stock Purchase Plan (the “ESPP”) of the Registrant and (c) 750,000 shares of Common Stock issuable under the 2025 Inducement Plan, as amended (the “2025 Inducement Plan”), of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-286303, filed by the Registrant with the Securities and Exchange Commission on April 1, 2025 relating to the 2021 Plan, the ESPP and the 2025 Inducement Plan, except to the extent amended or superseded by the contents hereof.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation, as amended, of the Registrant.	10-Q	001-40708	3.1	November 12, 2024

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-40708	3.2	October 2, 2024

4.3	Form of common stock certificate of the Registrant.	10-K	001-40708	4.1	March 25, 2025

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	2021 Equity Incentive Plan.	10-K	001-40708	10.1	March 25, 2025

99.2	2021 Employee Stock Purchase Plan.	10-K	001-40708	10.4	March 25, 2025

99.3	2025 Inducement Plan, as amended.	10-Q	001-40708	10.1	November 6, 2025

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellesley Hills, Commonwealth of Massachusetts, on this 5th day of March, 2026.

CLIMB BIO, INC.

By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Climb Bio, Inc., hereby severally constitute and appoint Aoife Brennan, M.B., Ch.B., Cindy J. Driscoll and Chandra Adams, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Climb Bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aoife Brennan	President, Chief Executive Officer and Director	March 5, 2026
Aoife Brennan, M.B., Ch.B.	(Principal Executive Officer)

/s/ Susan Altschuller	Chief Financial Officer	March 5, 2026
Susan Altschuller, Ph.D., MBA	(Principal Financial Officer)

/s/ Cindy J. Driscoll	Senior Vice President, Finance	March 5, 2026
Cindy J. Driscoll, MBA	(Principal Accounting Officer)

/s/ Douglas E. Williams	Director	March 5, 2026
Douglas E. Williams, Ph.D.	(Chairman)

/s/ Alexander Cumbo	Director	March 5, 2026
Alexander Cumbo

/s/ Kimberlee C. Drapkin	Director	March 5, 2026
Kimberlee C. Drapkin, CPA

/s/ Judith Dunn	Director	March 5, 2026
Judith Dunn, Ph.D.

/s/ Andrew Levin	Director	March 5, 2026
Andrew Levin, M.D., Ph.D.

/s/ Stephen Thomas	Director	March 5, 2026
Stephen Thomas, Ph.D.